                                                                      Exhibit 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements of Alkermes, Inc. on Form S-8 (File Nos. 33-44752, 33-58330, 33-97468, 333-13283
and 333-50357) of our report dated May 22, 1998, appearing in the Annual Report on Form 10-K of Alkermes, Inc. for the year ended March 31, 1998.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts
June 29, 1998